UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 15, 2017
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PARKWAY ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	333-209052 (Commission File Number)	47-5486027 (I.R.S. Employer Identification No.)

101 Jacksonville Circle Floyd, Virginia (Address of principal executive offices)	24091 (Zip Code)

Registrant's telephone number, including area code: (540) 745-4191

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

On February 15, 2017, Parkway Acquisition Corp. (the "Company") issued a press release reporting its financial results for the period ended December 31, 2016. A copy of the press release is being furnished as Exhibit 99.1 to this report and is incorporated by reference into this Item 2.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2017, Jack E. Guynn, Jr., a director of the Company, notified the Company of his decision to retire as a director of the Company, effective February 21, 2017.

Item 8.01     Other Events

On February 16, 2017, the Company issued a press release announcing that its banking subsidiary, Grayson National Bank, will change its name to Skyline National Bank, effective March 13, 2017.  A copy of the press release announcing the name change is attached as Exhibit 99.2 to this report and is incorporated by reference into this Item 8.01.

On February 22, 2017, the Company announced the declaration of a cash dividend of $0.08 per share to shareholders of record on March 6, 2017, payable on March 20, 2017.

Item 9.01    Financial Statements and Exhibits.

 (d)              Exhibits.

Exhibit No.	Description

99.1	Press release dated February 15, 2017.
99.2	Press release dated February 16, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY ACQUISITION CORP.
(Registrant)

Date: February 22, 2017	By:	/s/ Blake M. Edwards
Blake M. Edwards
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 15, 2017.
99.2	Press release dated February 16, 2017.

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